Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Western Pennsylvania Adventure Capital Fund, LLC on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alvin J. Catz, Chief Financial Officer of Western Pennsylvania Adventure Capital Fund, LLC certify to the best of my knowledge, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Western Pennsylvania Adventure Capital Fund, LLC.

/s/ Alvin J. Catz
Alvin J. Catz
Chief Financial Officer, Treasurer and Director
November 7, 2007

A signed original of this written statement required by Section 906 has been provided to Western Pennsylvania Adventure Capital Fund, LLC and will retained by Western Pennsylvania Adventure Capital Fund, LLC and furnished to the Securities and Exchange Commission or its staff upon request.